Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Falcon Products, Inc.:

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated December 8, 1995, included in the Company's Form 10-K for the year ended October 28, 1995, and to all references to our firm included in this registration statement.


                                            /s/ ARTHUR ANDERSEN & CO.

St. Louis, Missouri
December 23, 1996